Exhibit 3.26

STATE OF OHIO,
OFFICE OF THE SECRETARY OF STATE.

I, SHERROD BROWN,

Secretary of State of the State of Ohio, do hereby certify that the foregoing is an exemplified copy, carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

ARTICLES OF INCORPORATION

OF

DIXON HEALTH CARE CENTER, INC.

(an Ohio corporation, Charter No. 593148)

filed in this office on the 19th day of April A.D. 1982 and recorded on (in) Roll (Volume) F 061 , Frame (Page) 1314 of the Records of Incorporations.

WITNESS my hand and official seal at
Columbus, Ohio, this 9th day
of October A.D 1984
/s/ Sherrod Brown
SHERROD BROWN
Secretary of State

SEC - 3001

[ILLEGIBLE]

Articles of Incorporation
– OF –

DIXON HEALTH CARE CENTER, INC.
(Name of Corporation)

          The undersigned, a majority of whom are citizens of the United States, desiring to form [ILLEGIBLE] poration, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

          FIRST, The name of said corporation shall be____________________________________________________________________

DIXON HEALTH CARE CENTER, INC.

          SECOND, The place in Ohio where its principal office is to be located is [ILLEGIBLE]

                                   Wadsworth                                                     , Medine                                                                                County.
                                                        (City, Village or Township)

          THIRD. The purposes for which it is formed are:

To engage in any lawful act, activity or business not contrary to and for which a corporation may be formed under the laws of the State of Ohio, and to have and exercise all powers, rights and privileges conferred by the laws of Ohio under corporations, Including but not limited to buying, leasing, or otherwise acquiring and holding, using or otherwise enjoying and selling, leasing or otherwise disposing of any interest in any property, real or personal, of whatever nature and [ILLEGIBLE] situated and buying and selling stocks, bonds, or any other security of any issuer as the corporation by action of its Board of Directors may at any time and from time to time deem advisable.

[ILLEGIBLE]

          FIFTH, The amount of stated capital with which the corporation shall begin [ILLEGIBLE]

Five Hundered and no/100                                                                                                                            500.00
                                                                                                                                                                     Dollars ($                                 )

          IN WITNESS WHEREOF, We have hereunto subscribed our names, this                                       [ILLEGIBLE]                                    day
of   April                                      , 1982

DIXON HALTH CARE CENTER, INC.
(Name of Corporation)
[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of DIXQN HEALTH CARE CENTER, INC. , hereby
(Name of Corporation)
appoint THOMAS E. PALECEK to be statutory agent upon whom any process, notice or demand required or permitted by
(Name of Agent)
statute to be served upon the corporation may be served.

The complete address of the agent is: 210 Bank One Building ,
(Street)
Wodsworth , Medina Country, Ohio 44281 ,
(City or Village)	(Zip Code)

Date:	April 14, 1982	[ILLEGIBLE]

(Incorporator)

(Incorporator)

(Incorporator)

Instructions

1)	profit and non-profit articles of Incorporation must be accompanied by an original appointment of agent. R.C. 1701.04(C), 1702.04(C).

2)
The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	The agent’s complete street address must be given; a post office box number is not acceptable, R.C. 1701.07(C), 1702 [ILLEGIBLE]

4)	An original appointment of agent form must be signed by at least a majority of the incorporation of the corporation. R.C. 1701.07(B), 1702.06(B),

*200509000060*

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
03/31/2005	200509000060	DOMESTIC AGENT SUBSEQUENT APPOINTMENT (AGS)	25.00	100.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM 17 S. HIGH STREET JADE HINES COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

593148

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

DIXON HEALTH CARE CENTER, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC AGENT SUBSEQUENT APPOINTMENT	200509000060

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 30th day of March, A.D. 2005.

/s/ J. Kenneth Blackwell
United States of America State of Ohio Office of the Secretary of State
Ohio Secretary of State